UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 7, 2010

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS 01331
(Address of principal executive offices) (Zip Code)

Registrant's telephone number:
978-249-3551

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-I2)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. I 3 e-4(c)

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 7, 2010, the Board of Directors (the "Board") of The L.S. Starrett Company (the "Company") unanimously voted (a) to increase the size of the Board from seven to eight directors and (b) pursuant to the recommendation of the Corporate Governance and Nominating Committee, to elect David A. Lemoine as a Class II director to fill the eighth directorship. Mr. Lemoine, age 62, was previously a partner with Deloitte & Touche LLP in Boston, MA until his retirement in May 2010. The Corporate Governance and Nominating Committee considered Mr. Lemoine's accounting expertise and business experience in its decision to nominate Mr. Lemoine for election to the Board. The Board intends to elect Mr. Lemoine to one or more committees of the Board after the Company's annual stockholder meeting in October 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Dated: September 7, 2010	By:	/s/ Douglas A. Starrett
Name: Douglas A. Starrett
Title: President and Chief Executive Officer